Exhibit 10.5

April 23, 2004

Walter Wendland

P.O. Box 319

Fredericksburg, IA 50630

Dear Mr. Wendland:

This letter confirms the action of the Board of Directors of Golden Grain Energy, LLC to extend an offer of employment to you as its President.

The duties of the position are defined in Golden Grain Energy’s Operating Agreement.

You will be compensated at an annual salary of $80,000, payable in equal installments in accordance with the normal pay periods established by the Company.  You will be eligible for enrollment in the other employment benefits available to all employees of the Company.

Your employment is at-will, and can be terminated by you or by the Company at any time, with or without notice.  Your performance will be evaluated six months after startup.

We look forward to working with you and working toward our mutual success.

Please indicate your acceptance of these terms by signing below on or before May 10, 2004.

Sincerely,

/s/ Dave Sovereign
Dave Sovereign, Vice-President

Accepted:

/s/ Walter Wendland
Walter Wendland	Date